                                                                    EXHIBIT 23.1

                        CONSENT OF MAULDIN & JENKINS, LLC


                         CONSENT OF INDEPENDENT AUDITOR


We have issued our report, dated September 17, 2004, accompanying the financial statements as of and for the period ended August 31, 2004 contained in the Registration Statement on Form SB-2 of Georgia Trust Bancshares, Inc. (the "Registration Statement") and the Prospectus constituting a part thereof (the "Prospectus"). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




                                                     /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
October 5, 2004